Exhibit 10.2

Non-Officer

[YEAR – LAST NAME]

TEXAS ROADHOUSE, INC.

2021 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Effective as of Date of Grant set forth in the Restricted Stock Unit Grant Notice that is attached hereto as Exhibit “A” and made a part hereof (the “Grant Notice”), the Grantee (as named in the Grant Notice) has been granted a Full Value Award (the “Award”) under the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan (the “Plan”) in the form of restricted stock units (referred to herein as the “Restricted Stock Units”), which Restricted Stock Units represent the right to receive shares of Common Stock (the “Shares”) subject to satisfaction of the terms and conditions contained herein in this Award Agreement and Grant Notice.  Capitalized terms used in the Grant Notice and this Award Agreement that are not defined shall have the meaning set forth in the Plan. The Grant Notice is incorporated herein and forms a part of this Award Agreement.

1.Grant of Restricted Stock Units.  The Company hereby grants to the Grantee, and the Grantee hereby accepts the grant, subject to the terms and conditions set forth herein, the conditional right to receive one (1) Share for each Restricted Stock Unit granted as set forth in the Grant Notice that becomes vested in accordance with this Award Agreement.

2.Vesting and Forfeiture of Restricted Stock Units.  The Restricted Stock Units shall be unvested unless and until they become vested and nonforfeitable on the Vesting Date in accordance with this Section 2.  Any vested Restricted Stock Units will be delivered in accordance with Section 3 below.  Except as specifically provided herein, in the event the Grantee’s Continuous Service terminates for any or no reason prior to the Vesting Date, the Restricted Stock Units shall be immediately forfeited, and the Grantee shall have no rights under or with respect to such Award thereafter, including the right to receive Shares pursuant to this Award Agreement.

(a)Termination Due to Death or Disability.  Notwithstanding any other provision of this Award Agreement to the contrary, if the Grantee’s Continuous Service terminates because of death or Disability prior to the Vesting Date set forth in the Grant Notice, then the Award shall become one hundred percent (100%) immediately vested upon the termination of Continuous Service in an amount equal to the total number of Shares subject to the Award multiplied by a fraction, the numerator of which is the number of calendar months or portions thereof from the Date of Grant through the date on which the Grantee’s Continuous Service terminated and the denominator of which is the total number of calendar months or portion thereof in the vesting period of the Award as of the Date of Grant, the date of termination of Continuous Service shall be the “Vesting Date” for purposes of this Award Agreement and the vested Award will be delivered in accordance with Section 3 below.

(b)Change in Control.  Notwithstanding any other provision of this Award Agreement to the contrary, if a Change in Control occurs prior to the Vesting Date and if the Award does not continue in effect from and after the Change in Control (whether pursuant to its terms, because the successor in such transaction does not agree to assume or substitute the Award, or any other reason), then the Award shall become one hundred percent (100%) immediately vested upon the Change in Control and the date of the Change in Control shall be the “Vesting Date” for purposes of this Award Agreement.

3.Delivery of Award.  Subject to the terms and conditions of this Award Agreement, the Restricted Stock Units that have become vested on a Vesting Date in accordance with Section 2 above shall be delivered within four (4) business days following  the applicable Vesting Date (with such date is defined as the “Delivery Date”). Delivery of the vested Restricted Stock Units on a Delivery Date shall be made in the form of Shares, with one (1) Share being issued in satisfaction of each vested Restricted Stock Unit; provided, however, that if the Vesting Date occurs by reason of a Change in Control (as described in Section 2(b) above), the Company may, in its discretion, deliver the vested Restricted Stock Units in cash rather than Shares, which any cash payment made pursuant to the foregoing being equal to the Fair Market Value of the Shares on the Vesting Date (determined in accordance with Section 2(b) above). Notwithstanding the foregoing, if the Vesting Date determined under this Award Agreement occurs on a Saturday, Sunday or legal or banking holiday, the Vesting Date will be adjusted to be that date which is the next following business day.  The Grantee shall be considered the owner of the Shares for purposes of voting rights and dividends of the Shares as of the Delivery Date.  Upon the settlement of any vested Restricted Stock Units, such Restricted Stock Units shall be cancelled.

4.Adjustments. The number of Restricted Stock Units awarded pursuant to this Award Agreement may be adjusted by the Committee in accordance with the Plan to reflect certain corporate transactions which affect the number, type or value of the Restricted Stock Units.

5.Withholding.  The Award is subject to withholding of all applicable taxes.  On the Delivery Date, the Company  shall withhold Shares otherwise deliverable to the Grantee with a Fair Market Value equal to the minimum required withholding taxes on the Restricted Stock Units from the Shares that would otherwise be issued to the Grantee, as determined by the Company in its reasonable discretion (or, if the Award is to be paid in cash pursuant to Section 3 below, any withholding shall be made from the cash payment otherwise payable to the Grantee).

6.No Guarantee of Continuous Service.  THE GRANTEE ACKNOWLEDGES AND AGREES THAT VESTING OF THE RESTRICTED STOCK UNITS IS EARNED ONLY BY CONTINUOUS SERVICE AT THE WILL OF THE COMPANY.  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S EMPLOYMENT OR SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

7.Transfer Prohibited.  The Grantee may not assign, transfer, pledge or encumber in any way the Restricted Stock Units or the Grantee’s right to receive Shares hereunder. Any attempted assignment, transfer, pledge or encumbrance will be void.

8. Notices.  Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Award Agreement will be in writing and will be deemed given when delivered or when delivery is refused.  Notices shall be either personally delivered, sent by overnight delivery via a reputable carrier or mailed through the United States Postal Service, registered or certified with return receipt requested with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Award Agreement or such other address as a party may request by notifying the other in writing.  Notwithstanding the foregoing, the Grant Notice may be delivered electronically.

9.No Waiver.  Either party’s failure to enforce any provision or provisions of this Award Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement.  The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to asset all other legal remedies available to it under the circumstances.

10.Successors and Assigns.  The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Award Agreement will be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

11.Interpretation.  Any dispute regarding the interpretation of this Award Agreement will be submitted by the Grantee or by the Company forthwith to the Committee which will review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee will be final and binding on all parties.

12.Governing Law; Severability.  This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of the Commonwealth of Kentucky.  If a provision of this Award Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms.  Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

13.Special Section 409A Rules.  It is intended that any amounts payable under this Award Agreement shall either be exempt from or comply with Section 409A of the Code.  The provisions of this Award Agreement shall be construed and interpreted in accordance with Section 409A of the Code; provided, however, that none of the Company or any affiliate makes any representation of the tax consequences of the Award and the Grantee hereby acknowledges and agrees that the ultimate liability for any and all taxes is and remains the Grantee’s responsibility and liability.  Notwithstanding any other provision of this Award Agreement to the contrary, if any payment or benefit hereunder is subject to Section 409A of the Code, and if such payment or benefit is to be paid or provided on account of the Grantee’s termination of employment (or other separation from service):

(a)and if the Grantee is a specified employee (within the meaning of Section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first (1st) day of the seventh (7th) month following the Grantee’s separation from service or termination of employment, such payment or benefit shall be delayed until the first (1st) day of the seventh (7th) month following the Grantee’s termination of employment or separation from service; and

(b)the determination as to whether the Grantee has had a termination of employment (or separation from service) shall be made in accordance with the provisions of Section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

14.Right to Withhold Amounts Owed to the Company.  The Company shall have the right to withhold Shares otherwise deliverable to the Grantee with a Fair Market Value equal to all amounts then due and owing by the Grantee to the Company or any subsidiary or affiliate of the Company.

15. Entire Agreement.  The Plan is incorporated herein by reference.  This Award Agreement, the Grant Notice, the Plan, and the Employment Agreement (to the extent applicable) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.

16.Application to all Grant Notices and Awards.  The Grantee agrees and acknowledges that all Restricted Stock Units granted to the Grantee from time to time under the Plan will be subject to the terms and conditions of this Award Agreement, the Plan and each Grant Notice received by the Grantee from time to time, whether such Grant Notice is transmitted via electronic transmission or otherwise.

17.Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have subscribed their names hereto.  By the Grantee’s signature below, the Grantee represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof.  The Grantee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement.

COMPANY:

TEXAS ROADHOUSE, INC.

Dated:	By:
Name:
Title:

Address for Notices:

Attention: Corporate Secretary
6040 Dutchmans Lane
Louisville, Kentucky 40205

GRANTEE:
Dated:	By:
Name:

Address for Notices:

 EXHIBIT “A”

FORM OF GRANT NOTICE

TEXAS ROADHOUSE, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(2021 LONG-TERM INCENTIVE PLAN)

TEXAS ROADHOUSE, INC. (the “Company”), pursuant to the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan (the “Plan”), hereby grants to the Grantee a Full Value Award in the form of the Restricted Stock Units set forth below. This grant is subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Award Agreement (the “Award Agreement”) and the Plan.  The Grantee has previously received copies of the Plan and the Award Agreement.

Grantee:
Date of Grant:
Vesting Date:
Restricted Stock Units granted:

ADDITIONAL TERMS/ACKNOWLEDGEMENTS:

By receipt hereof, the Grantee acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice (this “Grant Notice”), the Award Agreement and the Plan.  The Grantee further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between the Grantee and the Company regarding this Award and supersede all prior oral and written agreements on that subject.